EXHIBIT (j)(7)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Susan A. Pickar and Alexander D. Hudson, or any one of them, each with full power of substitution and resubstitution, attorney-in fact and agent for such person and in such person’s name, place and stead, in any and all capacities, to sign Post-Effective Amendments to the Plan Investment Fund, Inc. Registration Statement, Registration No. 002-99584, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereunto set their hand as of the date indicated below.

/s/ Noel W. Carden	March 21, 2024
Signature	Date

Name: Noel W. Carden

Title: Trustee of Plan Investment Fund, Inc.

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Susan A. Pickar and Alexander D. Hudson, or any one of them, each with full power of substitution and resubstitution, attorney-in fact and agent for such person and in such person’s name, place and stead, in any and all capacities, to sign Post-Effective Amendments to the Plan Investment Fund, Inc. Registration Statement, Registration No. 002-99584, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereunto set their hand as of the date indicated below.

/s/ Christina Y. Fisher	March 16, 2023
Signature	Date

Name: Christina Y. Fisher

Title: Trustee of Plan Investment Fund, Inc.

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